UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2015

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13- 5658129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1065 Avenue of the Americas, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

(212) 704-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On April 13, 2015, the Board of Directors of Volt Information Sciences, Inc. (the “Company”) amended the Company’s By-Laws, effective the same day, to delete language relating to the classification of directors. To effect such amendment, Article 2.1 of the Company’s By-Laws was amended to read in its entirety as follows:

2.1
Number, Qualification, Election and Term of Directors: The business of the Corporation shall be managed by the Board, which shall consist of such number of directors, not less than three nor more than nine, to be fixed from time to time by the shareholders or a majority of the entire Board. Each director shall be at least 21 years old. Directors shall hold office until the annual meeting at which their term expires and until the election of their respective successors.

This amendment was adopted solely for reasons of convenience, as the prior text of Section 2.1 of the By-Laws conflicts with the amendment to Article NINTH of the Restated Certificate of Incorporation of the Company to eliminate provisions relating to the classification of directors, which was previously approved by the Company’s board of directors and which will be submitted for approval by the shareholders of the Company at the Company’s 2015 annual meeting of shareholders.  Notwithstanding this amendment of Section 2.1 of the By-Laws, under New York law the Company’s board of directors will remain classified as provided in the Restated Certificate of Incorporation unless and until the proposed amendment to Article NINTH of the Restated Certificate of Incorporation to eliminate the classification of directors is approved by the requisite vote of the shareholders of the Company.

The foregoing description of the By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-Laws, as amended, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit. The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit No.	Description of Exhibit

3.2	By-Laws of Volt Information Sciences, Inc., as amended through April 13, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLT INFORMATION SCIENCES, INC.

By:	/s/ Paul Tomkins
Paul Tomkins
Senior Vice President and Chief Financial Officer

Date:  April 17, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.2	By-Laws of Volt Information Sciences, Inc., as amended through April 13, 2015.